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                                                                      EXHIBIT 11


                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                            2000             1999             1998

BASIC EARNINGS PER SHARE
Net income                                               $15,574,583      $14,736,792      $13,448,435
                                                         ---------------------------------------------

Divide by:  Weighted average shares outstanding           11,308,120       11,477,971       11,461,607
                                                         ---------------------------------------------

Basic earnings per share                                 $      1.38      $      1.28      $      1.17
                                                         ---------------------------------------------

DILUTED EARNINGS PER SHARE
Net income                                               $15,574,583      $14,736,792      $13,448,435
                                                         ---------------------------------------------

Divide by:  Weighted average shares outstanding           11,308,120       11,477,971       11,461,607
            Potentially dilutive effect of
              stock options                                   10,108           21,547           47,922
                                                         ---------------------------------------------
            Weighted average shares outstanding,
              including potentially dilutive effect
              of stock options                            11,318,228       11,499,518       11,509,529
                                                         ---------------------------------------------

Diluted earnings per share                               $      1.38      $      1.28      $      1.17
                                                         ---------------------------------------------


Exhibit 11                         Page 1
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 181